UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

May 10, 2012

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio	43551-2999
(Address of principal executive offices)	(Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.         SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of the share owners of Owens-Illinois, Inc. (the “Company”) was held on May 10, 2012.  The following proposals were submitted to a vote by the share owners:

Proposal 1 — For the Election of Directors:

Each of the nominees for a three-year term on the Company’s Board of Directors was elected by vote of the share owners as follows:

	Aggregate Vote
Name	For	Withheld	Broker Non-Votes

Gary F. Colter	134,144,211	4,969,010	7,962,779
Corbin A. McNeill, Jr.	134,993,941	4,119,280	7,962,779
Helge H. Wehmeier	136,557,523	2,555,698	7,962,779

Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm:

The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm was ratified by vote of the share owners as follows:

Aggregate Vote
For	Against	Abstentions	Broker Non-Votes

140,571,381	6,461,565	43,054	0

Proposal 3 —Advisory vote on Executive Compensation:

The compensation for the Company’s named executive officers was approved by advisory (non-binding) vote of the share owners as follows:

Aggregate Vote
For	Against	Abstentions	Broker Non-Votes

134,949,525	3,847,080	316,616	7,962,779

Proposal 4 — Amendments to the Company’s Second Restated Certificate of Incorporation:

The amendments to the Company’s Second Restated Certificate of Incorporation to provide for the annual election of all directors was approved by vote of the share owners as follows:

Aggregate Vote
For	Against	Abstentions	Broker Non-Votes

138,110,651	896,106	106,464	7,962,779

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: May 10, 2012	By:	/s/ Edward C. White
	Name:	Edward C. White
	Title:	Senior Vice President and
Chief Financial Officer